Exhibit 99.1
Investor Update
July 27, 2017
This investor update provides Spirit's third quarter and full year 2017 guidance. All data is based on preliminary estimates.

	3Q17E	FY17E
Capacity - Available Seat Miles (ASMs)
Year-over-Year % Change	21.5%	16.5%

Total Revenue per ASM (TRASM)
Year-over-Year % Change	Down 2% to 4%

Adjusted Operating Expense Ex-Fuel per ASM
Adjusted CASM ex-fuel year-over-year % change(1)	Down 1% to Up 1%	Up 2% to 3%

Average Stage Length (miles)	1,014	1,000

Fuel Expense ($)
Fuel gallons (millions)	93.0	~347
Economic fuel cost per gallon(2)	$1.67

Selected Operating Expenses ($Millions)
Aircraft rent	$53.7	$215 to $220
Depreciation and amortization	$37.2	$140 to $145

Interest Expense, net of Capitalized Interest ($Millions)
Interest expense	$15.4	$58.0
Capitalized interest	$(3.4)	$(13.5)
Interest expense, net of capitalized interest	$12.0	$44.5

Effective Tax Rate	37%	37.5%

Wtd. Average Diluted Share Count (Millions)	69.6	69.6

Full Year 2017 Guidance
Full Year 2017E

Estimated Cash Tax Rate(3)	0%

Capital Expenditures ($MM)
Aircraft capital expenditures, including pre-delivery deposits paid in prior years(4)	$771
Other capital expenditures(5)	85
Gross capital expenditures	$856

Anticipated proceeds from issuance of long-term debt ($MM)	$633

Other Working Capital Requirements ($MM)
Payments for heavy maintenance events(6)	$151
Pre-delivery deposits paid for flight equipment, net of refunds	$150
Pre-paid maintenance deposits, net of reimbursements	$28

Footnotes

(1)	Excludes all components of fuel expense, loss on disposal of assets, and special items.
(2)	Includes fuel taxes and into-plane fuel cost.
(3)	Spirit's cash tax rate differs from its effective tax rate primarily due to the benefit related to bonus depreciation on the acquisition of purchased aircraft.
(4)	Includes amounts related to 17 of the aircraft delivered or scheduled to be delivered in 2017, including $220.5 million that was funded as pre-delivery deposits in prior years.
(5)	Includes the purchase of three spare engines.
(6)	Payments for heavy maintenance events are recorded as "Long-term deposits and other assets" within "Changes in operating assets and liabilities" on the Company's cash flow statement.

Spirit Airlines, Inc.

	Aircraft Delivery Schedule (net of Scheduled Retirements) as of July 27, 2017
	A319	A320 CEO	A320 NEO	A321 CEO	Total
Total Year-end 2016	29	45	5	16	95

1Q17	2	—	—	3	5
2Q17	—	3	—	1	4
3Q17	—	1	—	2	3
4Q17	—	2	—	3	5
Total Year-end 2017	31	51	5	25	112

1Q18	—	1	—	5	6
2Q18	—	1	—	—	1
3Q18	—	2	—	—	2
4Q18	—	1	—	—	1
Total Year-end 2018	31	56	5	30	122

2019	(1)	1	14	—	14
2020	(5)	—	16	—	11
2021	(5)	—	18	—	13
Total Year-end 2021	20	57	53	30	160

Notes:
The listed A321ceo aircraft in 2017 reflect scheduled deliveries of 11 A321ceo aircraft, net of 2 A321ceo lease expirations (1 in 3Q17 and 1 in 4Q17).

Seat Configurations

A319	145
A320	178/182
A321	218/228

Forward-Looking Statements
Statements in this release and certain oral statements made from time to time by representatives of the Company contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act) which are subject to the “safe harbor” created by those sections. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. All statements other than statements of historical facts are “forward-looking statements” for purposes of these provisions. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential,” and similar expressions intended to identify forward-looking statements. Forward-looking statements include, without limitation, statements regarding the Company's intentions and expectations regarding the delivery schedule of aircraft on order, guidance and estimates for the third quarter and full year 2017, including expectations regarding the delivery schedule of aircraft on order, announced new service routes, revenues, TRASM, cost of operations, operating margin, capacity, CASM, CASM ex-fuel, fuel expense, economic fuel cost, expected unrealized mark-to-market gains or losses, capital expenditures and other working capital requirements, aircraft rent, depreciation and amortization, fuel hedges and tax rates. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Furthermore, such forward-looking statements speak only as of the date of this release. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. Risks or uncertainties (i) that are not currently known to us, (ii) that we currently deem to be immaterial, or (iii) that could apply to any company, could also materially adversely affect our business, financial condition, or future results. References in this report to “Spirit,” “we,” “us,” “our,” or the “Company” shall mean Spirit Airlines, Inc., unless the context indicates otherwise. Additional information concerning certain factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.